UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Rock of Ages Corporation
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 ROCK OF AGES CORPORATION
772 GRANITEVILLE ROAD
GRANITEVILLE, VERMONT 05654

May 21, 2004

To our Stockholders:

     You are cordially invited to attend the gala 100th Annual Meeting of Stockholders of Rock of Ages Corporation, to be held at our newly constructed Visitors Center and Memorial Studio, located adjacent to the Rock of Ages Craftsman Center at 560 Graniteville Road, Barre, Vermont 05641 on Tuesday, June 22, 2004 at 10:30 a.m., local time. The new Visitor's Center is equipped with a state of the art theater with seating for 100, surround sound and all the appropriate visual aid equipment.

     We encourage you to carefully read the enclosed Notice of Annual Meeting and Proxy Statement, as well as the enclosed 2003 Annual Report.

     After the business items of the annual meeting are completed, a few of our officers will make presentations and we will answer your questions about our growth strategy and our quarrying, manufacturing and retailing operations. We will also introduce our directors and executive officers. Our annual meeting serves as a good opportunity for you to learn more about Rock of Ages and talk informally with many of our people. Following the meeting, we invite you to stay for the grand opening of the new Visitors Center and Memorial Studio (many state and local dignitaries in attendance), with additional activities and a casual old-fashioned hot dog and hamburger cookout, tours of the plant and quarries and more. Shareholders will be entitled to a 10% discount on any purchases made at the Visitors Center or the Memorial Studio on the date of the meeting.

     We hope to see you at the annual meeting. It is important that your shares be represented at the annual meeting regardless of whether you are able to attend personally. Therefore, please sign, date and promptly mail the enclosed proxy card(s) in the envelope provided or otherwise vote the proxy as indicated.

Sincerely,

Kurt M. Swenson Chairman, President and Chief Executive Officer

ROCK OF AGES CORPORATION

 772 Graniteville Road
Graniteville, Vermont 05654

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

JUNE 22, 2004

To the Stockholders of
Rock of Ages Corporation:

     Notice is hereby given that the Annual Meeting of the Stockholders of Rock of Ages Corporation will be held at the Rock of Ages Visitors Center and Memorial Studio, 560 Graniteville Road, Barre, Vermont 05641, on Tuesday, June 22, 2004 at 10:30 a.m., local time, for the following purposes:

1.	To elect three Class I directors, each for a three-year term expiring at the annual meeting of stockholders in 2007, and until their respective successors are duly elected and qualified.

2.	To ratify the appointment of KPMG LLP as the Company's independent auditors for the 2004 fiscal year.

3.	To transact any other business that may properly come before the annual meeting or any adjournment thereof.

     The close of business on April 30, 2004 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment thereof.

     Your vote is important. Please sign, date and return the accompanying proxy card(s) in the enclosed envelope, or otherwise vote the proxy as indicated. Please note that separate proxy cards have been provided for the Company's Class A Common Stock and Class B Common Stock. If you are a holder of both classes of stock, please sign, date and return both proxy cards or otherwise vote both proxies so that all of your shares may be voted. If you attend the annual meeting, you may vote in person whether or not you have sent in your proxy card(s).

By Order of the Board of Directors

Michael B. Tule Secretary

ROCK OF AGES CORPORATION

PROXY STATEMENT

General

     This Proxy Statement is furnished in connection with the solicitation, by and on behalf of the Board of Directors (the "Board") of Rock of Ages Corporation, a Delaware corporation (the "Company"), of proxies (each a "Proxy," and collectively the "Proxies") to be voted at the Company's 2004 Annual Meeting of Stockholders (the "Meeting"), and at any adjournments thereof. The Meeting will be held at the Rock of Ages Visitors Center and Memorial Studio, 560 Graniteville Road, Barre, Vermont, on Tuesday, June 22, 2004 at 10:30 a.m., local time. The principal offices of the Company are located at 772 Graniteville Road, Graniteville, Vermont 05654.

     This Proxy Statement, the accompanying Proxy and the Company's 2003 Annual Report are being first mailed to stockholders of the Company on or about May 21, 2004.

Record Date, Quorum And Voting Securities

     Only holders of record of the Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock"), and Class B Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"), at the close of business on April 30, 2004, (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, the Company had outstanding (i) 4,510,467 shares of Class A Common Stock, each of which is entitled to one vote, or a total of 4,510,467 votes, and (ii) 2,738,596 shares of Class B Common Stock, each of which is entitled to ten votes, or a total of 27,385,960 votes. Accordingly, at the close of business on the Record Date, 7,249,063 shares of Common Stock were outstanding, representing a total of 31,896,427 votes.

     The presence at the Meeting, in person or by Proxy, of the holders of a majority of the total voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock is necessary to constitute a quorum to transact business. If a quorum is present at the Meeting, the Class I directors will be elected by a plurality of the votes cast either in person or by Proxy at the Meeting (Proposal No.1). Ratification of the appointment of KPMG LLP as the Company's independent auditors for the 2004 fiscal year (Proposal No.2) will require the affirmative vote of the holders of Common Stock representing a majority of the voting power of the shares of Common Stock present or represented by Proxies at the Meeting.

     All duly executed Proxies received prior to the Meeting and not revoked will be voted in accordance with the directions specified thereon. If no direction has been specified in a duly executed Proxy, the shares represented thereby will be voted FOR the election of each of the nominees for Class I directors specified herein and FOR the proposal to ratify the appointment of KPMG LLP as the Company's independent auditors for the 2004 fiscal year. Shares represented by a duly executed Proxy will be voted in the discretion of the persons named in the Proxy in connection with any other matter that may properly come before the Meeting. The Company has not received notice of any such other matter as required by the Company's Amended and Restated By-Laws (the "By-Laws") in order to be presented at the Meeting. A stockholder giving a Proxy may revoke it at any time before it is voted at the Meeting by filing with the Secretary of the Company a written notice of revocation, by signing and delivering to the Secretary of the Company a Proxy bearing a later date or by voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a Proxy. If you wish to vote your shares in person at the Meeting and your shares are held in the name of your broker, bank or other nominee, you must bring a Proxy from your nominee authorizing you to vote your "street name" shares held as of the Record Date. If your shares are held in "street name" and you wish to vote by proxy, you should provide written instructions to your broker on how to vote your shares by completing, signing and sending to your broker in the envelope enclosed with this proxy statement the voting instruction form which is also enclosed. You may also wish to check the voting form used by that firm to see if it offers telephone or Internet voting.

     Shares held by stockholders who abstain from voting on any or all proposals will be considered present at the Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of nominees for directors.  Abstentions will have the effect of a vote against the ratification of KPMG LLP as the Company's independent auditors because approval of that proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by Proxy at the Meeting. A broker "non-vote" occurs with respect to shares as to a proposal when a broker who holds shares of record in his name is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients will be permitted to vote their clients' Proxies in their own discretion with respect to both proposals to be voted upon at the Meeting, and, accordingly, broker non-votes will not occur with respect to either of such proposals.

Proxy Solicitation

     All expenses of this solicitation will be borne by the Company, including the cost of preparing and mailing this Proxy Statement and the reimbursement of brokerage firms, banks and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of the Company's stock. The Company has retained American Stock Transfer & Trust Company to assist in the solicitation of proxies. They will be paid an aggregate fee for their services estimated to be $1,250, and will be reimbursed for their out-of-pocket expenses. In addition to solicitation by mail, certain directors, officers and regular employees of the Company, who will not receive additional compensation for solicitation, and representatives of American Stock Transfer & Trust Company, may solicit Proxies by telephone, overnight delivery service, facsimile or otherwise.

Delivery Of Proxy Materials and Annual Report To Households

     The Securities and Exchange Commission has implemented a rule permitting companies and brokers, banks or other intermediaries to deliver a single copy of an annual report and proxy statement to households at which two or more beneficial owners reside. This method of delivery, which eliminates duplicate mailings, is known as "householding." Beneficial owners sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only a single copy of the Company's 2003 Annual Report and this Proxy Statement.

     If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

     Beneficial owners who reside at a shared address at which a single copy of the Company's 2003 Annual Report and this Proxy Statement is delivered may obtain a separate copy of the Company's 2003 Annual Report and/or Proxy Statement without charge by sending a written request to Rock of Ages Corporation, 369 North State Street, Concord, New Hampshire 03301, Attention: Investor Relations, or by calling the Company at (800) 884-7936. The Company will promptly deliver a copy of its 2003 Annual Report and/or Proxy Statement upon request.

     Not all brokers, banks or other intermediaries offer beneficial owners the opportunity to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your broker, banker or other intermediary directly. Alternatively, if you want to revoke your consent to householding and receive separate annual reports and proxy statements for each beneficial owner sharing your address, you must contact your broker, bank or other intermediary to revoke your consent.

PROPOSAL NO. 1

 ELECTION OF DIRECTORS

General

     In accordance with the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), the members of the Board are divided into three classes, designated Class I, Class II and Class III, respectively, and are elected for a term of office expiring at the third succeeding annual stockholders' meeting following their election to office and until their successors are duly elected and qualified. The Certificate of Incorporation also provides that the number of directors shall be fixed from time to time by a majority of the Board and that each class of directors shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. Currently, the total number of directorships has been fixed at seven members, allocated among the three classes as follows: three directors in Class I; two directors in Class II and two directors in Class III. There are currently serving three directors in Class I; two directors in Class II; and two directors in Class III. The term of office of the Class I directors expires at the Meeting. The Class II and III directors are serving terms that expire at the annual meeting of stockholders in 2005 and 2006, respectively.

     James L. Fox, Douglas M. Schair and Charles M. Waite, the three Class I directors whose terms are expiring at the Meeting, were recommended by a majority of independent directors and nominated by the Board for election at the Meeting for a three-year term of office expiring at the annual meeting of stockholders in 2007 and until their successors are duly elected and qualified.

    THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR CLASS I DIRECTORS. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE PERSONS NAMED THEREIN WILL VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES AS CLASS I DIRECTORS.

    Stockholders may not cumulate their votes in the election of directors. Stockholders entitled to vote for the election of directors may withhold authority to vote for any or all nominees for directors. If any nominee becomes unavailable for any reason, then the shares represented by a Proxy will be voted FOR the remainder of the listed nominees and for such other nominees as may be designated by the Board as replacements for those who become unavailable. Discretionary authority to do so is included in the Proxies. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unavailable to serve.

     The following table sets forth the names, ages and position with the Company of the persons who have been nominated for election as Class I directors at the Meeting and the other current directors of the Company.

NAME	AGE	TITLE

Nominees for Class I Directors (For Term Expiring at 2007 Annual Meeting)

James L. Fox (1)	52	Director

Douglas M. Schair (2)	59	Director

Charles M. Waite (1)	71	Director

Continuing Class II Director (Term Expires at 2005 Annual Meeting)

Frederick E. Webster Jr. (3)	66	Director

Pamela G. Sheiffer (4)	58	Director

Continuing Class III Directors (Term Expires at 2006 Annual Meeting)

Richard C. Kimball	63	Vice Chairman, Chief Strategic and Marketing Officer, Director

Kurt M. Swenson	59	Chairman of the Board, President and Chief Executive Officer

(1)	Member of the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Corporate Governance and Nominating Committee and the Compensation Committee.

(4)

On April 28, 2004, Ms. Sheiffer was recommended as a director by the Nominating and Corporate Governance Committee of the Board, and elected to fill the vacancy in Class II. She will serve a one-year term expiring at the annual meeting of stockholders in 2005, at which time she will be considered for nomination for a full three-year term.

     Certain additional information concerning the directors and nominees for director is set forth below. Other than Swenson Granite Company LLC ("Swenson LLC"), which could be considered an affiliate of the Company, none of the corporations or organizations referred to below with which a director or nominee for director has been employed or otherwise associated is a parent, subsidiary or other affiliate of the Company.

Directors

     James L. Fox has been a director of the Company since October 1997. He has been Executive Vice President and Chief Financial Officer of The Bisys Group, a provider of business process outsourcing services to the financial services industry, since September 2003. He was President of Fund Services of the Bisys Group from April 2003 to September 2003. From July 2001 to April 2003, he was President and Chief Executive Officer of govOne Solutions, L.P., an electronic government payment service. From June 2000 to July 2001, he was Vice President-Corporate Development and Chief Financial Officer of Gomez, Inc., a research and consulting firm specializing in Internet quality measurement. Prior to joining Gomez, Mr. Fox had been Vice Chairman of PFPC Inc., a division of the PNC Financial Services Group, Inc. from December 1999 to June 2000. Before joining PFPC, Inc., Mr. Fox had a twelve year career with the Investor Services Group of First Data Corporation, a provider of processing and mutual fund and retirement services for mutual fund complexes, banks, insurance companies and advisory firms, including President and Chief Executive Officer (1999) and Chief Operating Officer (1997-1999). Mr. Fox's current term as a director of the Company will expire at the Meeting.

     Richard C. Kimball has been a director of the Company since 1986 and has served as Chief Strategic and Marketing Officer since January 2001. From 1993 to January 2001, he was Vice Chairman and Chief Operating Officer/Memorials Division of the Company. Prior to joining the Company, Mr. Kimball served as a director, principal and President of The Bigelow Company, Inc., a strategic planning and investment banking firm from 1972 until 1993. Mr. Kimball's current term as a director of the Company will expire at the 2006 annual meeting.

     Douglas M. Schair has been a director of the Company since June 2001. Mr. Schair has been a principal of Insurance Investment Associates, an insurance consulting firm, since 1975. From 1988 to 1998, Mr. Schair was Vice Chairman and Chief Investment Officer of Life Re Corporation, a reinsurance corporation. Mr. Schair is Vice Chairman of the Board of SatelLife, a nonprofit humanitarian organization dedicated to serving the health communication and information needs in the developing world. He is a trustee of Colby College in Waterville, Maine. Mr. Schair's current term as a director will expire at the Meeting.

     Pamela G. Sheiffer has been a director of the Company since April 28, 2004, when she was elected by the Board to fill the Class II vacancy on the Board of Directors. Since 1997, she has been President of P. Joyce Associates, Inc., a consulting firm specializing in retail, manufacturing, licensing and investment firms. From 1995 to 1997, she was CEO of The Design and Source Company, a manufacturer and marketer of ladies apparel. From 1988 to 1995, she was Vice President of Merchandising and Marketing for the Retail Apparel Group, Inc. d/b/a Dots, a retailer of women's clothing with over 250 stores nationwide. Prior to that, Ms. Sheiffer held various senior management positions in retail and manufacturing, including Senior Vice President of May Department Stores. She is currently a board member and Chair of the Development Committee of Learning Leaders, New York City's largest educational nonprofit with over 14,000 volunteers in New York City schools. Ms. Sheiffer's current term as a director of the Company will expire at the 2005 annual meeting.

     Kurt M. Swenson has been President, Chief Executive Officer and Chairman of the Board since 1984. Prior to the Company's IPO in 1997, Mr. Swenson had also been the Chief Executive Officer and a director of Swenson Granite Company, Inc., since 1974. Mr. Swenson currently serves as non-officer Chairman of the Board of Directors of Swenson Granite Company LLC, a Delaware limited liability company engaged in the granite curb and landscaping business. Both Swenson Granite Company, LLC and Swenson Granite Company, Inc. may be deemed affiliates of the Company. He is also a director of the American Monument Association, the National Building Granite Quarries Association, Group Polycor International, Polycor, Inc. and McLeod Belting. Mr. Swenson's current term as a director of the Company will expire at the 2006 annual meeting.

     Charles M. Waite has been a director of the Company since 1985. Since 1989, Mr. Waite has been managing partner of Chowning Partners, a financial consulting firm that provides consulting services to New England companies. Mr. Waite's current term as a director of the Company will expire at the Meeting.

     Frederick E. Webster Jr., Ph.D. has been a director of the Company since October 1997. He was a Professor of Management at the Amos Tuck School of Business Administration of Dartmouth College from 1965 until 2002 and is now a Professor Emeritus. He is also a management consultant and lecturer. He is also a director of Image Max, Samuel Cabot, Inc. and Diamond Phoenix Corp. Mr. Webster's current term as a director of the Company will expire at the 2005 annual meeting.

Director Independence

     The Board of Directors has determined that the following directors are independent within the meaning of Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, Inc. ("NASDAQ"): James L. Fox; Douglas M. Schair; Pamela G. Sheiffer; Charles M. Waite and Frederick E. Webster Jr.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     In addition to the directors set forth above who are also executive officers of the Company, set forth below is certain information concerning non-director employees who are executive officers of the Company. Each executive officer serves for a term of one year (and until his successor is chosen and qualified) at the discretion of the Board. There are no family relationships between any of the Company's directors and executive officers. Except for Keith Monument Company, LLC and Rock of Ages Canada, Inc., none of the corporations or organizations referred to below with which an executive officer has been employed or otherwise associated is a parent, subsidiary or other affiliate of the Company.

     Robert Campo, age 44, has been Vice President/Quarry Sales and Marketing since February 2003. From 1993 to 2003, he was Director of Quarry Sales and Marketing. From 1986 to 1993, Mr. Campo was District Sales Manager for the Memorials Division. From 1979 to 1986, Mr. Campo worked as a Civil Engineer Tech for the Company.

     Peter A. Friberg, age 53, has been Senior Vice President/Northeast Region since March 2004. He was Senior Vice President/Corporate Development from February 2003 to March 2004. From June 2001 to January 2003, he was Senior Vice President/Wholesale Sales. From 1998 to May 2001, Mr. Friberg was Senior Vice President/Retail Acquisitions. From 1975 to 1995 Mr. Friberg owned and managed the Anderson-Friberg Company, a family wholesale memorial manufacturing company, in Barre, Vermont, serving as President from 1991 to 1995. From 1991 to 1993, Mr. Friberg was President of the Barre Granite Association.

     Douglas S. Goldsmith, age 34, has been Chief Financial Officer and Vice President of Finance and Administration since September 2001. From 1997 until September 2001, Mr. Goldsmith served as the Chief Information Officer of the Company. From 1991 to 1997, he held various positions in the engineering department, and was responsible for the integration of the Company's information systems for its manufacturing operations in the U.S. and Canada.

     Jon M. Gregory, age 54,has been President and Chief Operating Officer/Quarries Division of the Company since 1993. Mr. Gregory had been a director of the Company from October 1998 to June 2003. Between 1975 and 1993, Mr. Gregory served in various positions including Senior Vice President-Memorials Division, Manager of Manufacturing and line production supervisor.

     Donald Labonte, age 42, has been President and Chief Operating Officer/Manufacturing Division since August 2002, and has been President of Rock of Ages Canada, Inc., a wholly owned subsidiary of the Company since 1999. From January 2002 to July 2002, he was Vice President/Manufacturing. From 1998 to 1999, he was Vice President/General Manager of Rock of Ages Canada, Inc. From 1993 to 1998, Mr. Labonte was Director of Operations of Rock of Ages Canada, Inc. From 1980 to 1993, Mr. Labonte held various positions in the manufacturing plant at Rock of Ages Canada, Inc.

     Dennis I. Merchant, age 53, has been Vice President/Retail Operations since August 1999. From 1984 to August 1999, he served as Manager/Manufacturing Operations.

     Terry Shipp, age 46, has been Senior Vice President/Ohio Valley and Central Region since March 2004. He was President and Chief Operating Officer/Retail Division from August 2002 to March 2004. From January 2001 to July 2002, he was Vice President/Retail Sales and Marketing. From 1997 to December 2000, he was the Sales Manager of Keith Monument Company, LLC a wholly owned subsidiary of the Company.

     Michael B. Tule, age 42, has been Vice President, General Counsel and Secretary of the Company since April 2000. From March 1996 to April 2000, he was Vice President, General Counsel and Secretary of WPI Group, Inc., a provider of diagnostic tools for commercial vehicles. Prior to 1996, Mr. Tule was a partner at the Manchester, New Hampshire law firm of McLane, Graf, Raulerson & Middleton, P.A.

     Rick Wrabel, age 48, has been President and Chief Operating Officer/Memorials Division since May 17, 2004. From January 2002 to May 2004, Mr. Wrabel was a self-employed marketing consultant. From 1999 to 2001, he worked at Pennzoil-Quaker State Company, an automotive consumer products and service company, where he served as President of the Consumer Products Group from 2000 to 2001, and President of the Axius Division of Pennzoil-Quaker State from 1999 to 2000. From 1993 to 1999, Mr. Wrabel held numerous positions at Oral B Laboratories, a division of The Gillette Company that manufactures, markets and sells a comprehensive line of oral care products, including President of North America (1998 to 1999); General Manager of Australia, New Zealand and South Pacific (1997 to 1998); Vice President of Sales (1996 to 1997); and National Sales Manager (1993 to 1995). From 1983 to 1993, Mr. Wrabel held numerous sales and management positions in American Home Products-A.H. Robins Company, a pharmaceutical and consumer products company, including Director-National Accounts. Mr. Wrabel began his career as a sales representative for Metropolitan Life Insurance Company.

BOARD ACTIONS; COMMITTEES OF THE BOARD OF DIRECTORS

     The Board met 5 times and acted by unanimous written consent 3 times in 2003. Directors are encouraged but not required to attend the annual meeting of the Company's shareholders. All of our directors attended the 2003 Annual Meeting of Stockholders.

     The Board currently has three standing committees, the Compensation Committee, the Corporate Governance and Nominating Committee and the Audit Committee. The functions of these committees and the number of meetings held during 2003 are described below.

Compensation Committee

     The principal function of the Compensation Committee, which consists of Messrs. Fox, Waite and Webster, is to review periodically the suitability of, and to make recommendations to the Board concerning, the remuneration arrangements (including benefits) for the executive officers of the Company. The Compensation Committee also administers, and makes grants of stock based awards under, the Company's Amended and Restated 1994 Stock Plan, as amended through October 26, 1998 (the "1994 Plan"). The Compensation Committee met 2 times as a committee during 2003. The report of the Compensation Committee is included herein beginning on page 18.

Corporate Governance and Nominating Committee

     Until April 28, 2004, a nominating committee of the Board of Directors had not been established. The three Class I directors whose terms are expiring at the meeting were recommended by a majority of the independent directors prior to April 28, 2004 and nominated by the Board of Directors for election at the Meeting. On April 28, 2004, at a regular meeting of the Board of Directors, the Board established a Corporate Governance and Nominating Committee and adopted a charter to define and outline the responsibilities of its members. A copy of the Corporate Governance and Nominating Committee charter is available on the Company's website at www.rockofages.com. The newly formed Corporate Governance and Nominating Committee consists of James L. Fox, Charles M. Waite and Frederick E. Webster Jr., each of whom is independent within the meaning of Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

     The key functions of the Corporate Governance and Nominating Committee are: identifying and recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board; advising the Board with respect to Board composition, procedures and committees; developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and corporate governance matters generally; and overseeing the evaluation of the Board and its committees.

     Prior to the establishment of the Corporate Governance and Nominating Committee, during 2003 an ad hoc committee of the Board consisting of Mr. Fox and Mr. Waite examined board composition, size and other corporate governance issues. At the ad hoc committee's recommendation, an active search was initiated for director candidates to serve on the Board. In connection with that process, the Board considered a number of general criteria for director nominee candidates, including career specialization, independence, practical experience, mature judgment and gender. The ad hoc committee also engaged the services of Barger & Sargent, and executive search firm, to identify suitable candidates to fill the board vacancies. That process resulted in the identification of Ms. Sheiffer. At its first meeting on April 28, 2004, the Corporate Governance and Nominating Committee recommended that Ms. Sheiffer be, and at a Board meeting on that same date Ms. Sheiffer was, elected by the Board to fill the vacancy then existing in Class II.

     Among the qualifications that the Corporate Governance and Nominating Committee will consider in selecting director candidates are experience, skills, expertise, relevant industry background and knowledge, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest, material relationships with the Company and independence from management of the Company. While the Corporate Governance and Nominating Committee has not formally adopted any specific, minimum qualifications that it believes must be met by a Committee-recommended nominee, or any specific qualities or skills that it believes are necessary for one or more of the Company's directors to possess, the Committee will require (and, in the case of the recommendation of Ms. Sheiffer as a candidate for election to the Board, required) that the nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company, and that the nominee have a record and reputation for honest and ethical conduct in both his or her professional and personal activities.

     In connection with annual meetings commencing with the 2005 annual meeting, the Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Committee will take into consideration the needs of the Board and the qualifications of the proposed candidate. To have a candidate considered by the Corporate Governance and Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

  The name and address of the stockholder and evidence of the person's ownership of Company stock, including the number of shares owned and the length of time of ownership; and

  The name, age, business and residence address of the proposed candidate, the proposed candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected by the Corporate Governance and Nominating Committee and nominated by the Board.

     In order for a proposed candidate recommended by a stockholder as described above to be considered by the Corporate Governance and Nominating Committee and nominated by the Board for election at an annual meeting of stockholders, the stockholder recommendation and information described above must be sent by certified or registered mail, return receipt requested, to the attention of the Secretary at Rock of Ages Corporation, 369 North State Street, Concord, New Hampshire 03301 and must be received by the Secretary not less than 120 days prior to the anniversary date of the Company's preceding annual meeting of stockholders.

     While the Corporate Governance and Nominating Committee has not adopted any formal process for identifying and evaluating potential nominees for director, it expects that the identification process will include asking current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board-for example, retirement as a senior executive of a company or other organization or exiting government or military service. The Corporate Governance and Nominating Committee also anticipates that it may, from time to time, engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

     Once a person has been identified by the Corporate Governance and Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. The Committee expects that if it determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the person. If the person expresses a willingness to be considered and to serve on the Board, the Committee will request information from the candidate, review the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and will conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. It is not currently anticipated that the Committee's evaluation process would vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Audit Committee

     The Audit Committee, which consists of Messrs. Fox, Schair and Waite, is a separately designated committee established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Audit Committee operates under, and has the responsibilities set forth in, the written charter adopted by the Board in June 2001, and amended and restated and readopted by the Board in April 2004. A copy of the amended and restated Audit Committee Charter is attached hereto as Appendix A. The principal function of the Audit Committee is to endeavor to assure the integrity and adequacy of financial statements issued by the Company. The Audit Committee met 5 times as a committee during 2003. The report of the Audit Committee is included in this Proxy Statement beginning on page 10.

     The Board of Directors has determined that each of James L. Fox, Chairman of the Audit Committee, and Audit Committee member Douglas M. Schair qualifies as an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K of the Securities Act 94 1933, as amended, and that each of the members of the Audit Committee is independent under Rule 10A-3(b)(1) under the Exchange Act and Rule 4200(a)(15) of the NASDAQ Marketplace Rules. As disclosed in the table on page 12 of this Proxy Statement, Mr. Schair currently owns 12.4% of the outstanding shares of Class A common stock of the Company. The board of directors of the Company has determined, based on the facts and circumstances, that Mr. Schair's stock ownership does not affect his independence or his qualifications to serve on the audit committee, particularly in view of the substantial voting power (approximately 64% of the voting power of the outstanding shares) collectively held by Kurt M. Swenson and Kevin C. Swenson.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

     The Board has a established a process to receive communications from stockholders by mail. Stockholders who wish to communicate with the Board of Directors or a particular director or group of directors may send a letter to the Secretary of the Company at 369 North State Street, Concord, New Hampshire 03301. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors or members of a Board committee by either name or title.

     All communications received as set forth in the preceding paragraph will be forwarded to and opened by the Legal Department for the sole purpose of determining whether the contents contain a message or other communication to one or more of our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any individual director or group or committee of directors, the Legal Department will make sufficient copies of the contents to send to such director or each director who is a member of the group or committee to which the envelope is addressed.

AUDIT COMMITTEE REPORT

     The Audit Committee has the responsibility and authority described in the amended and restated Audit Committee Charter, which has been approved and adopted by the Board. A copy of the amended and restated Audit Committee Charter is attached hereto as Appendix A. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors performing the external audit of the Company. Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations.

     In fulfilling its oversight responsibilities, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), and as otherwise modified or supplemented, including the quality and acceptability of the Company's accounting principles as applied in its financial reporting and the reasonableness of significant judgments.

     The Company's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and the Audit Committee discussed with the independent auditors the accounting firm's independence. The Audit Committee also considered whether non-audit services provided by the independent auditors during the last fiscal year and described on page 23 were compatible with maintaining the independent auditors' independence.

     Based upon the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved its recommendation, that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission on March 30, 2004. The Audit Committee also appointed KPMG LLP as the Company's independent auditors for fiscal year 2004, and the Board ratified such appointment.

AUDIT COMMITTEE

James L. Fox (Chairman) Douglas M. Schair Charles M. Waite

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of April 30, 2004, certain information with respect to the beneficial ownership of the Common Stock by (i) each director, (ii) each Named Executive Officer (as defined below), (iii) each beneficial owner of more than 5% of either class of the outstanding Common Stock known to the Company, and (iv) all directors and executive officers of the Company as a group. This information is based upon information received from or on behalf of the individuals or entities named below, except as otherwise noted. The Class B Common Stock is convertible on a share‑for‑share basis into Class A Common Stock. The Class B Common Stock is entitled to ten votes per share and the Class A Common Stock is entitled to one vote per share. Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission. Except as indicated in the footnotes below, the Company believes, based on the information furnished or otherwise available to it, that the person and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. The calculation of beneficial ownership is based upon 4,510,467 shares of Class A Common Stock and 2,738,596 shares of Class B Common Stock outstanding as of April 30, 2004.

     In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of such person, shares of Class A Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 30, 2004 were deemed to be outstanding, and shares of Class B Common Stock owned by such person were deemed to be converted into Class A Common Stock. Such shares were not deemed to be outstanding, however, for the purpose of computing the percentage ownership of any other person.

	SHARES OF CLASS B COMMON STOCK BENEFICIALLY OWNED		SHARES OF CLASS A COMMON STOCK BENEFICIALLY OWNED
NAME AND ADDRESS OF BENEFICIAL OWNER (1)	NUMBER	PERCENT OF CLASS	NUMBER (2)	PERCENT OF CLASS (2)

Advisory Research, Inc. (3)
180 North Stetson Street, Suite 5780
Chicago, IL 60601	—	—	348,700	7.7%

Andrew Delaney (4)
2727 Allen Parkway, Suite 460
Houston, TX 77019	—	—	336,437	7.5%

Connors Investor Services, Inc. (5)
1100 Berkshire Boulevard
Wyomissing, PA 19610	—	—	294,050	6.5%

Dimensional Fund Advisors, Inc. (6)
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401	—	—	281,500	6.2%

Kurt M. Swenson (7) **	1,005,000	36.7%	1,135,000	20.6%
Kevin C. Swenson (8)	1,023,489	37.4%	1,023,489	18.5%
Douglas M. Schair (9)**	—	—	561,253	12.4%
Robert L. Pope	144,875	5.3%	144,875	3.1%
Richard C. Kimball **	29,126	1.1%	113,426	2.5%
Jon M. Gregory (10)**	—	—	49,326	1.1%
Charles M. Waite (11)*	29,126	1.1%	45,000	*
James L. Fox (12) **	—	—	16,000	*
Frederick E. Webster (13)**	—	—	15,000	*
Terry Shipp (14) **	—	—	20,000	*
Donald Labonte (15)	—	—	6,000	*
Pamela G. Sheiffer	—	—	—	—
All directors and executive officers as a group (16 persons) (16)	1,194,627	43.3%	2,216,440	37.1%

**     Named Executive Officer and/or Director

*       Less than 1%

(1)

The business address of Kevin C. Swenson and each director and Named Executive Officer of the Company is c/o Rock of Ages Corporation, 369 North State Street, Concord, New Hampshire 03301. The business address of Robert L. Pope is c/o Swenson Granite Company LLC, 54 Willey Street, Barre, Vermont 05641.

(2)

For each beneficial owner (and directors and executive officers as a group), (i) the number of shares of Class A Common Stock listed includes (or is comprised solely of) a number of shares equal to the number of shares of Class B Common Stock, if any, listed as beneficially owned by such beneficial owner(s) and (ii) the percentage of Class A Common Stock listed assumes the conversion on April 30, 2004 of all shares of Class B Common Stock, if any, listed as beneficially owned by such beneficial owner(s) into Class A Common Stock and also that no other shares of Class B Common Stock beneficially owned by others are so converted.

(3)

According to a Schedule 13G dated February 12, 2004, Advisory Research, Inc., in its capacity as an investment advisor or manager, may be deemed to be the beneficial owner of the listed shares that are held of record by certain investment companies, trusts or other accounts it advises or manages.

(4)

According to a Schedule 13D dated October 18, 2002, Andrew Delaney, a private investor with an address of 2727 Allen Parkway, Suite 460, Houston TX 77019 has sole voting and dispositive power with respect to the 336,437 shares of Class A Common Stock.

(5)

According to a Schedule 13G dated February 12, 2003, Connors Investment Services, Inc. in its capacity as an investment advisor or manager, may be deemed to be the beneficial owner of the listed shares that are held as of record by certain investment companies, trusts or other accounts it advises or manages.

(6)

According to a Schedule 13G/A dated February 11, 2003, Dimensional Fund Advisors, Inc., in its capacity as an investment advisor or manager, may be deemed to be the beneficial owner of the listed shares that are held of record by certain investment companies, trusts or other accounts that it advises or manages.

(7)

Kurt M. Swenson is the brother of Kevin C. Swenson. Includes 1,005,000 shares of Class B Common Stock and 130,000 shares of Class A Common Stock held by the Kurt M. Swenson Revocable Trust of 2000. Kurt M. Swenson, as the sole trustee of the Kurt M. Swenson Revocable Trust of 2000, beneficially owns such shares. Does not include 61,489 Class B shares of Common Stock held by trusts with an independent trustee for the benefit of Mr. Swenson's adult children.

(8)	Kevin C. Swenson is the brother of Kurt M. Swenson. Does not include 38,000 shares of Class B Common Stock held by trusts with an independent trustee for the benefit of Mr. Swenson's adult children.

(9)

Includes 6,000 shares of Class A Common Stock subject to currently exercisable stock options. Also includes 18,800 shares of Class A Common Stock held by a trust of which Mr. Schair is co-trustee. Mr. Schair disclaims beneficial ownership of such shares. Does not include 15,018 shares held by trusts with an independent trustee for the benefit of Mr. Schair's adult children.

(10)	Includes 24,000 shares of Class A Common Stock subject to currently exercisable options.

(11)	Includes 15,000 shares of Class A Common Stock subject to currently exercisable stock options.

(12)	Includes 15,000 shares of Class A Common Stock subject to currently exercisable stock options.

(13)	All 15,000 shares of Class A Common Stock listed are subject to currently exercisable stock options.

(14)	Includes 19,000 shares of Class A Common Stock subject to currently exercisable stock options.

(15)	All 6,000 shares of Class A Common Stock listed are subject to currently exercisable stock options.

(16)	Includes 131,375 shares of Class B Common Stock and 45,000 shares of Class A Common Stock held by Peter A. Friberg, Senior Vice President of the Company.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires directors, certain officers and beneficial owners of more than 10% of the Company's Common Stock file reports of initial beneficial ownership and changes in beneficial ownership of the Company's Common Stock with the Securities and Exchange Commission. Based solely upon its review of reports filed pursuant to Section 16(a) of the Exchange Act and written representations by such reporting persons, the Company believes that during fiscal year 2003 such persons made all required filings, except Mr. Schair filed a late Form 4 (Statement of Changes In Beneficial Ownership) reporting the acquisition of 20,000 shares of Class A Common Stock; and a late Form 4 reporting the acquisition of an aggregate of 18,800 shares of Class A Common Stock by a trust of which Mr. Schair is co-trustee. Mr. Schair disclaims ownership of the shares held by the trust. The late reports were the result of inadvertent clerical error.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

     The following table sets forth compensation and certain other information with respect to the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for the years ended December 31, 2003, 2002 and 2001.

NAME AND PRINCIPAL POSITION	YEAR	ANNUAL COMPENSATION SALARY BONUS				LONG-TERM COMPENSATION SECURITIES UNDERLYING OPTIONS (#)	ALL OTHER COMPENSATION (2)

Kurt M. Swenson	2003	$430,008	(1) $	15,000	(1)	—	$7,831	(3)
President, Chief Executive Officer and	2002	$420,000	(1) $	30,000	(1)	—	$2,878	(3)
Chairman of the Board of Directors	2001	$360,000		$30,000		—	$1,200

Richard C. Kimball	2003	$300,000	(1) $	15,000	(1)	—	$6,329	(3)
Chief Strategic and Marketing Officer,	2002	$290,016	(1) $	30,000	(1)	—	$2,335	(3)
Director	2001	$240,000		$30,000		—	$1,200

Jon M. Gregory	2003	$260,004		$25,000		—	$1,350
President and Chief Operating Officer/	2002	$250,008		$50,000		60,000	$1,250
Quarries Division	2001	$230,037		$40,000		—	$1,200

Terry Shipp	2003	$235,008		$—		—	$1,350
Senior Vice President/	2002	$204,590		$5,000		10,000	$1,250
Ohio Valley and Central Region	2001	$180,331		$15,000		—	$1,200

Donald Labonte	2003	$175,008		$15,000		—	$12,031	(4)
President and Chief Operating Officer/	2002	$135,668		$5,000		15,000	$8,544	(4)
Manufacturing Division	2001	—		—		—	—

(1)

Includes $70,000 and $50,000 of salary for 2003, and $60,000 and $40,008 of salary for 2002, earned but deferred at the election of Mr. Swenson and Mr. Kimball, respectively; $15,000 of bonus on account of 2003 deferred by both in 2004, and $30,000 of bonus on account of 2002 deferred by both in 2003, pursuant to the Rock of Ages Key Employees Deferred Salary Plan ("Deferred Salary Plan").

(2)	In each case, except Mr. Labonte, represents a matching contribution under the Company's 401(k) plan.

(3)

Includes $6,481 and $4,979 for 2003, and $1,028 and $1,085 for 2002, interest credited on deferred compensation pursuant to the Deferred Salary Plan for Mr. Swenson and Mr. Kimball, respectively, in excess of 120% of the applicable federal long-term rate.

(4)	Represents an amount paid by the Company to Mr. Labonte's self-directed retirement account under the Retirement Plan for Salaried Employees of Rock of Ages Canada, Inc.

Stock Option Grants in Last Fiscal Year

     The Company did not grant options to purchase its Class A Common Stock or Class B Common Stock to any Named Executive Officer in 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     None of the Named Executive Officers exercised any options during 2003.

     The following table sets forth information concerning options to purchase Class A Common Stock held by the Named Executive Officers. The Company has not granted any stock appreciation rights.

	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT DECEMBER 31, 2003		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT DECEMBER 31, 2003 (1)

NAME	EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE

Kurt M. Swenson	0	0	$0	$0
Richard C. Kimball	25,000	0	$0	$0
Jon M. Gregory	12,000	48,000	$0	$0
Donald Labonte	13,000	12,000	$8,300	$0
Terry Shipp	17,000	8,000	$12,450	$0

(1)

These values represent the total gain which would be realized if all of the "in-the-money" options held at December 31, 2003 were exercised, and are determined by multiplying the number of shares of Class A Common Stock underlying the options by the difference between $5.77, which was the per share closing price of the Class A Common Stock on the Nasdaq National Market on December 31, 2003 and the applicable per share option exercise price. An option is "in-the-money" if the fair market value of the underlying shares exceeds the exercise price of the option.

Pension Plans

     The Company maintains a qualified pension plan (the "Pension Plan"), and has entered into nonqualified salary continuation agreements (the "Salary Continuation Agreements") with certain officers of the Company, including the Named Executive Officers listed in the table on page 14. The Company's Pension Plan is noncontributory and provides benefits based upon length of service and final average earnings. Generally, employees age 21 with one year of continuous service are eligible to participate in the Pension Plan. The annual pension benefits shown for the Pension Plan assume a participant attains age 65 during 2003 and retires immediately. The Employee Retirement Income Security Act of 1974 places limitations on the compensation used to calculate pensions and on pensions that may be paid under federal income tax qualified plans, and some of the amounts shown on the following table may exceed the applicable limitations. Such limitations are not currently applicable to the Salary Continuation Agreements.

Pension Plan Table

     The following table shows the total estimated annual retirement benefits payable upon normal retirement under the Pension Plan for the Named Executive Officers at the specified executive remuneration and years of continuous service.

FINAL AVERAGE COMPENSATION	15 YEARS	20 YEARS	25 YEARS	30+ YEARS

$125,000	$ 38,476	$ 51,301	$ 64,126	$ 76,952
$150,000	$ 46,726	$ 62,301	$ 77,876	$ 93,452
$175,000	$ 54,976	$ 73,301	$ 91,626	$109,952
$200,000	$ 63,226	$ 84,301	$105,376	$126,452
$225,000	$ 71,476	$ 95,301	$119,126	$142,952
$250,000	$ 79,726	$106,301	$132,876	$159,452
$275,000	$ 87,976	$117,301	$146,626	$175,952
$300,000	$ 96,226	$128,301	$160,376	$192,452
$325,000	$104,476	$139,301	$174,126	$208,952
$350,000	$112,726	$150,301	$187,876	$225,452
$375,000	$120,976	$161,301	$201,626	$241,952
$400,000	$129,226	$172,301	$215,376	$258,452
$425,000	$137,476	$183,301	$229,126	$274,952
$450,000	$145,726	$194,301	$242,876	$291,452
$475,000	$153,976	$205,301	$256,626	$307,952
$500,000	$162,226	$216,301	$270,376	$324,452

     These calculations are based on the retirement formula in effect as of December 31, 2002, which provides an annual life annuity at age 65 equal to 1.8% of a participant's final five-year average compensation (excluding bonus) plus .4% of a participant's final five-year average compensation in excess of social security covered compensation times years of service to a maximum of 30 years. The pension benefits are not reduced for social security or other pension benefits received by participants. Estimated years of continuous service for each of the Named Executive Officers, as of December 31, 2003 and rounded to the full year, are: Mr. Gregory, 28 years; Mr. Kimball, 11 years; Mr. Shipp, 2 years; and Mr. Swenson, 30 years.

     In addition, the Company's Salary Continuation Agreements provide for supplemental pension benefits to certain officers of the Company, including the Named Executive Officers listed in the table below. The following table sets forth the supplemental pension benefits for the specified Named Executive Officers under their respective Salary Continuation Agreements.

NAME	ANNUAL BASE COMPENSATION	TOTAL YEARS OF SERVICE AT AGE 65	ANNUAL RETIREMENT BENEFIT AT AGE 65
R. Kimball	$300,000	12	36,000
K. Swenson	$430,008	26	122,982
J. Gregory	$260,004	39	60,841

     These calculations are based on individual Salary Continuation Agreements, which provide a 100% joint and survivor annuity at age 65 equal to a percentage, ranging from .6% to 1.1%, of a participant's highest annual base compensation times full years of service. The Board of Directors has determined the percentage range. There are no compensation increases assumed in these calculations.

     The Company has a deferred salary plan ("Plan") for certain management and highly compensated employees within the meaning of Section 2520.104-23(d) of the U.S. Department of Labor Regulations. Participation in the Plan is limited to those employees designated by the Board of Directors in its sole discretion, and who satisfy the following criteria: the employee has attained the age of 55; the employee is an executive officer of the Company; the employee has completed a minimum of ten years of continuous service with the Company; and the employee's annual base salary, fringe benefits and other non-cash compensation exceeds $200,000 (subject to adjustment each year to reflect the average percentage change in the base salaries of all officers of the Company). Currently, Mr. Swenson and Mr. Kimball are the only participants in the Plan. Participants may make an irrevocable election to defer up to $100,000 annually under the Plan. Any amounts deferred are held in deferred salary accounts created by the Company. Interest at the rate of 12% per annum is credited on a monthly basis to each Participant's deferred salary account. The aggregate account balances remain part of the general unrestricted assets of the Company and are available for investment and use by the Company. Participants do not have any right or claim to any specific assets of the Company, but only a claim against the Company as a general, unsecured creditor to the extent of the undistributed portion of their deferred salary account. Benefits under the Plan are paid upon the retirement, death or disability of the participant or other termination of participation, subject to certain procedures relating to distribution.

     The Company has a retirement plan for its Canadian employees, the Retirement Plan for Salaried Employees of Rock of Ages Canada, Inc. (the "Canadian Retirement Plan"), which is registered with the Province of Quebec and the Government of Canada. All salaried, non-union employees of Rock of Ages Canada, Inc. are participants in the Canadian Retirement Plan, including Mr. Labonte. Pursuant to the Plan, Rock of Ages Canada contributes 8% of a participant's monthly compensation each month to each participant's account. The investments in the account are self-directed by each participant with a range of investment options. Rock of Ages Canada may, at its discretion, make an additional contribution to a participant's account, up to a maximum aggregate amount of $15,500 CDN per year (including amounts previously contributed during the year).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Fox, Waite and Webster served as members of the Compensation Committee for all of 2003. None of the members of the Compensation Committee is currently or has ever been an officer or employee of the Company or any of its subsidiaries. None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee.

COMPENSATION COMMITTEE REPORT

Overall Policy

     The Company's compensation policy is designed to link compensation of the Company's executives to the Company's performance and to each executive's contribution and performance. The objectives of this policy are to attract and retain the best possible executives, to motivate them to achieve the Company's business goals and to provide a compensation package that recognizes individual contributions as well as overall business results, both short term and long term.

     The Compensation Committee determines the compensation of the Company's executive officers, including the Named Executive Officers whose compensation is detailed in this Proxy Statement.

     The Company's executive compensation consists of these principal components: base salary, annual bonus awards and stock incentives. In addition, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including pension benefits, insurance and other benefits, as well as the specific elements described below.

Base Salaries

     The Compensation Committee determined the base salaries of the Company's executives including Mr. Swenson, the Company's chief executive officer, for 2003. In determining such base salaries, the Compensation Committee considered historical salaries paid by the Company to officers having similar duties and responsibilities, salaries paid to similar executives by publicly held companies in the death care industry, the performance of each executive officer and the contribution of that officer to the performance of the Company.

     In evaluating Mr. Swenson's performance and setting his salary, the Compensation Committee primarily considered Mr. Swenson's success in implementing the strategic goals of the Company, including the successful sale of the cemetery group, reducing corporation overhead, and managing the Company's personnel. The Committee also considered the impact on corporate performance of his efforts to develop and implement new business strategies and enhance the Company's brand and corporate reputation. The Committee also took into account Mr. Swenson's level of stock ownership and concluded that, as the Company's largest stockholder, Mr. Swenson did not need any further incentive stock options and that available options should be used as incentives for other officers. The Compensation Committee has instead continued to utilize the Company's deferred salary plan to provide Mr. Swenson with incentives to defer salary and to continue to provide services to the Company for the opportunity to supplement his ultimate retirement income.

     The amount of base salary paid to each Named Executive Officer in 2003 is set forth in the summary compensation table on page 14.

Annual Performance Bonus

     The Company's executive officers are eligible for an annual cash performance bonus. In 2003, the Compensation Committee recommended the establishment of a bonus pool for the Company's officers in respect of 2003 earnings. The payment of annual bonuses to officers depends on whether certain specified profits before taxes and extraordinary items have been achieved. The Compensation Committee approved the payment of bonuses to officers in those business units that achieved or exceeded the specified levels of profit. No bonuses were paid in 2003 to officers in the Company's Retail Division. In determining bonuses for 2003, the Compensation Committee took into account the change and impact of the nonrecurring fees paid for the Eurimex arbitration as well as reduced operational earnings in the quarry group and the loss in the retail group. Bonuses for the executive officers outside the retail group were reduced by fifty percent with the exception of Mr. Labonte, whose bonus was increased primarily due to continuing productivity improvements in the Company's manufacturing operations.

     The bonuses paid to each Named Executive Officer in respect of 2003 is set forth in the summary compensation table on page 14.

Stock Options

     Under the 1994 Plan, the Compensation Committee may grant stock options to the Company's executive officers. In general, the guidelines for the grant and size of stock option awards are based on factors similar to those used to determine base salaries. Stock options are typically granted with an exercise price equal to the market price of the Common Stock on the date of grant and vest over time. This approach is designed to encourage the creation of stockholder value over the long term since the full benefit of such options cannot be realized unless stock price appreciation occurs over time. No stock options were granted to executive officers of the Company during 2003.

Conclusion

     Through the programs described above, a significant portion of the Company's executive compensation is linked directly to corporate performance. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance.

COMPENSATION COMMITTEE

Charles M. Waite (Chairman) James L. Fox Frederick E. Webster Jr.

COMPENSATION OF DIRECTORS

     Directors who are not also officers of the Company are paid annual directors' retainers of $15,000 and $1,000 for each meeting of the Board. In addition to the annual directors' retainers, audit committee members receive an annual retainer of $1,500, and compensation committee members receive an annual retainer of $1,000. Directors are also eligible for stock option grants under the 1994 Plan.

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Kurt M. Swenson (the "Swenson Employment Agreement") for retention of his services as President and Chief Executive Officer of the Company. The term of the Swenson Employment Agreement commenced on October 24, 1997, the date of consummation of the IPO (the "Commencement Date"), and continues until the fifth anniversary thereof, provided that on the third and each subsequent anniversary of the Commencement Date such term will automatically be extended for one additional year, unless, not later than ninety days prior to the expiration of the term, the Company or Mr. Swenson gives notice that the term will not be extended. The Swenson Employment Agreement has been automatically extended each year since 2000, and will, subject to further automatic extension, expire in October 2005. The Swenson Employment Agreement provides for continued payment of salary and benefits over the remainder of the term if Mr. Swenson's employment is terminated by the Company without Cause (as defined in the Swenson Employment Agreement) or as a result of death or disability or by Mr. Swenson for Good Reason (as defined in the Swenson Employment Agreement). The Swenson Employment Agreement also provides for a lump sum payment to Mr. Swenson equal to the sum of (i) accrued but unpaid salary, and a prorated bonus amount equal to the greater of the largest annual bonus paid to Mr. Swenson during the prior three years and the annual bonus payable in respect of the most recently completed fiscal year (the "Highest Annual Bonus"), through the date of termination and (ii) three times the sum of (A) his then annual salary and (B) Highest Annual Bonus, and for continuation of benefits for three years, if Mr. Swenson's employment is terminated by the Company (other than for Cause, death or disability) during the twelve-month period following, or prior to but in connection with, or by Mr. Swenson during the twelve-month period following, a Change in Control (as defined in the Swenson Employment Agreement). In the event of a termination related to a Change in Control, Mr. Swenson may elect in lieu of the lump sum payment described above, to receive in a lump sum or over the then remaining term of the Swenson Employment Agreement, an amount equal to the total amount he would have been entitled to receive if his employment had been terminated by the Company without Cause or by Mr. Swenson for Good Reason. If any payment or distribution by the Company to or for the benefit of Mr. Swenson under the Swenson Employment Agreement would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Mr. Swenson with respect to such excise tax, then Mr. Swenson will generally be entitled to receive an additional payment such that after payment by Mr. Swenson of all taxes, Mr. Swenson retains an amount of the additional payment equal to the excise tax imposed.

COMPARATIVE STOCKHOLDER RETURN

     The following graph compares on a cumulative basis the percentage change during the period from December 31, 1998 to December 31, 2003, in the total stockholder return on (i) the Class A Common Stock of the Company, (ii) the Russell 2000 Stock Price Index and (iii) an industry peer group index of the following six publicly traded companies: Carriage Services Inc., Hillenbrand Industries, Matthews International Corp., Service Corp. International, and Stewart Enterprises, Inc. (the "Industry Peer Group"). The graph assumes that the value of the investment in the Company's Class A Common Stock and in each index was $100 on December 31, 1998 and that all dividends were reinvested. The returns for each company in the Industry Peer Group are weighted according to such company's stock market capitalization at the beginning of each period for which a return is indicated. The stock price performance on the following graph and in the following table is not necessarily indicative of future stock price performance.

COMPARISON OF STOCKHOLDER TOTAL RETURN AMONG
ROCK OF AGES CORPORATION, THE RUSSELL 2000 STOCK PRICE INDEX AND
AN INDUSTRY PEER GROUP

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Rock of Ages Corporation	100	32.02	31.58	35.16	39.65	40.78
Russell 2000 Index	100	121.26	96.98	99.39	79.03	116.38
Industry Peer Group	100	29.89	27.55	39.65	33.45	44.58

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with and prior to its initial public offering in 1997, the Company effected a reorganization whereby, among other things, the Company's then parent corporation Swenson Granite was merged with and into the Company, with the Company as the surviving corporation, and, immediately prior to such merger, Swenson Granite distributed its curb and landscaping business to its stockholders through a pro rata distribution of all of the member interests in a newly formed limited liability company, Swenson Granite Company, LLC. Kurt M. Swenson, the Company's Chairman, President and Chief Executive Officer, and his brother Kevin C. Swenson, each own approximately 31% of Swenson Granite Company, LLC. Certain other executive officers and directors of the Company collectively own approximately 9% of Swenson Granite Company, LLC. Kurt M. Swenson serves as a nonofficer Chairman of the Board of Swenson Granite Company, LLC, but has no involvement with its day-to-day operations. Robert Pope, a holder of more than 5% of the Class B Common Stock, is the President and Chief Executive Officer, and including shares owned by his wife and children, owns approximately 12% of Swenson Granite Company, LLC. Neither Kurt M. Swenson nor any other officer or director of the Company receives salary, bonus, expenses or other compensation from Swenson Granite Company, LLC, except for any pro rata share of earnings attributable to their ownership interest in Swenson Granite Company, LLC.

     Swenson Granite Company, LLC owns two granite quarries, one in Concord, New Hampshire and another in Woodbury, Vermont. Both have been owned by Swenson Granite Company, LLC (or its predecessor Swenson Granite) for more than 40 years. Because of the proximity of the Woodbury quarry to Barre, Vermont, the Company provides, and may continue to provide, certain maintenance services and parts to the Woodbury quarry and is reimbursed for the cost of such services. During 2003, the Company received approximately $93,000 for such maintenance services and parts. Both the Company and Swenson Granite Company, LLC have the right to terminate these services at any time. The Company also purchases Concord blocks and other products from Swenson Granite Company, LLC at market prices. The Company's purchases of granite provided by Swenson Granite Company, LLC in 2003 were approximately $59,000. Swenson Granite Company, LLC also purchases granite blocks and slabs from the Company. Such purchases amounted to approximately $41,000 in 2003. The Company believes these arrangements with Swenson Granite Company, LLC are as favorable, or more favorable, to the Company than would be available from an unrelated party for comparable granite blocks. Both of Swenson Granite Company, LLC's quarries produce gray granite primarily for curb and landscape use. Although Rock of Ages' gray granite from its Barre and Stanstead quarries is used primarily for memorial use, it may be in competition with Swenson Granite Company, LLC in some markets, including the supply of its gray granites for other than memorial use. Swenson Granite Company, LLC has supplied its Woodbury granite to manufacturers of government grave markers made for the Veterans' Administration for many years and Rock of Ages has not been in the business of selling or manufacturing its gray granites for use in Veterans markers.

     Swenson Granite Company, LLC owns approximately 5% of the common stock of Polycor, Inc. and Kurt M. Swenson has been a director of Group Polycor International and Polycor, Inc. since approximately 1991. Polycor is in the business of quarrying and manufacturing granite and marble and is engaged in all segments of the granite market. In a recent press release, Polycor described itself as the third largest granite company in North America. As such, it may be deemed to compete with both Rock of Ages and Swenson Granite Company, LLC in various markets. The primary businesses of Polycor are cut-to-size granite for building use, for thin slab sales, for tiles and for granite curb. Rock of Ages is not engaged in those segments of the granite markets. Polycor sells marble and granite blocks and slabs worldwide for all uses including monumental use and could be deemed in competition with Rock of Ages in some markets. Most of Polycor's granites are of different types than Rock of Ages, except for Polycor's gray granite, which is located near Rock of Ages' Stanstead quarry and is substantially identical to Stanstead gray. In 2003, Polycor sold its memorial manufacturing equipment and exited the manufacture and sale of finished granite memorials, but it continues to sell granite and marble blocks and slabs for memorial use.

     In February 2004, the Board of Directors authorized management to finalize negotiations and execute a definitive agreement with FFS Holdings, Inc. ("FFS") for an investment of up to $5 million in that company or a related company. The investment, which would include voting and non-voting common shares, would represent approximately 8% of the common voting shares and approximately 12% of the total common equity of FFS. A definitive closing date has not been set and the investment remains subject to the negotiation and execution of definitive investment documents, due diligence investigations and numerous conditions to closing, including the closing of the following transaction. FFS has signed a definitive agreement with Hillenbrand Industries to acquire Forethought Financial Services, a leading provider of pre-need insurance trust service programs, which are currently marketed primarily through funeral directors. FFS was formed to acquire Forethought by The Devlin Group, a group of several senior insurance executives including Douglas M. Schair, a director of the Company and a holder of approximately 12.4% of the Class A common stock of the Company. Mr. Schair is expected to hold approximately 12% of the outstanding shares of FFS and will hold the position of Vice Chairman and Chief Investment Officer of FFS.

PROPOSAL NO. 2

 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

    The Audit Committee has appointed, and the Board has ratified the appointment of, KPMG LLP as the Company's independent auditors for the fiscal year 2004, and has directed that this appointment be submitted to the stockholders for ratification at the Meeting. KPMG LLP has audited the Company's financial statements since 1990. Representatives of KPMG LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

     Stockholder ratification of the appointment of KPMG LLP as the Company's independent auditors is not required by the By-Laws, or otherwise, but is being pursued as a matter of good corporate practice. In the event the Company's stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion may appoint a different auditing firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of the holders of Common Stock representing a majority of the voting power of the shares of Common Stock present or represented by Proxies at the Meeting will be required to ratify the appointment of KPMG LLP as the Company's auditors for the fiscal year 2004.

     The following table shows the fees paid by the Company for the audit and other services provided by KPMG for fiscal 2003 and 2002.

       The Audit Committee did not utilize the de minimis except to the pre-approval requirements to approve any services provided by KPMG during fiscal 2003.

	2003	2002

Audit Fees (1)	$360,008	$317,500
Tax Fees (2)	155,390	114,900
All Other Fees	—	—

Total	$515,398	$432,400

(1)

Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. Includes additional audit fees for 2003 of $40,668 billed subsequent to the filing of the Company's annual report on Form 10-K and pertaining to additional work on the accounting for the sale of the Company's cemetery division.

(2)	For fiscal 2003 and 2002, respectively, tax fees principally included tax compliance fees of $70,650 and $72,000, and tax advice and tax planning fees of $84,740 and $42,900.

     The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company's independent auditors, provided the Chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting and the Audit Committee ratifies the approval of such non-audit services by the Chair.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 2004. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE PERSONS NAMED THEREIN WILL VOTE "FOR" SUCH RATIFICATION.

OTHER MATTERS

     The Board of Directors of the Company has no knowledge of any other matters to come before the Meeting other than those described above. However, if any such other matters shall properly come before the Meeting or any adjournment(s) thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying Proxies in accordance with their best judgment to the extent permitted by the applicable rules of the Securities and Exchange Commission.

STOCKHOLDER PROPOSALS

     Under the rules and regulations of the Securities and Exchange Commission, proposals of stockholders intended to be presented in the Company's proxy statement and forms of proxy for the Company's 2005 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than January 21, 2005 and must otherwise satisfy the conditions established by the Securities and Exchange Commission to be considered for inclusion in the Company's proxy statement and proxy cards for that meeting.

    Under the By-Laws, proposals of stockholders intended to be submitted for a formal vote (other than proposals to be included in the Company's proxy statement and forms of proxy) at the Company's 2005 Annual Meeting of Stockholders may be made only by a stockholder of record who has given notice of the proposal to the Secretary of the Company at its principal executive offices no earlier than February 22, 2005 and not later than March 24, 2005. The notice must contain certain information as specified in the By-Laws. Any such proposal received after March 24, 2005 will not be considered "timely" under the federal proxy rules for purposes of determining whether the proxies designated by the Company for such meeting may use discretionary authority to vote on such proposal.

ANNUAL REPORT AND FORM 10-K

     The Company is sending, prior to or concurrently with this Proxy Statement, to all of its stockholders of record as of April 30, 2004, a copy of its Annual Report to Stockholders for the fiscal year ended December 31, 2003. The 2003 Annual Report includes the Company's audited consolidated financial statements for the fiscal year ended December 31, 2003.

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (excluding exhibits) as filed with the Securities and Exchange Commission is available without charge upon written request by any stockholder to Rock of Ages Corporation, 369 North State St., Concord, New Hampshire 03301, Attention: Investor Relations.

By Order of the Board of Directors

Michael B. Tule Secretary

Graniteville, Vermont
May 21, 2004

Appendix A

ROCK OF AGES CORPORATION

Amended and Restated
Audit Committee Charter
Adopted as of April 28, 2004

 Audit Committee Purpose

 The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  Monitor the independence and performance of the Company's independent auditors.

  Review and oversee the Company's policies and procedures with respect to risk assessment and risk management.

  Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Audit Committee Composition and Meetings

The Audit Committee shall be comprised of three members, who shall be appointed annually by the Board, at the recommendation of the Corporate Governance and Nominating Committee. Each member shall satisfy the independence and qualification requirements of the National Association of Securities Dealers, Inc. applicable to issuers of securities traded on the Nasdaq Stock Market (the "NASD Rules") and the Securities and Exchange Commission.

The members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

i

Audit Committee Responsibilities and Duties

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.	Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3.	In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and internal controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses including the status of previous recommendations. Review and discuss the Company's disclosure controls and procedures, and the quarterly assessments of such controls and procedures by the Chief Executive Officer and the Chief Financial Officer.

4.	Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The review of quarterly results may be accomplished through a conference call.

Independent Auditors

5.	The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6.	Approve in advance all audit engagement fees and the terms of all audit services to be provided by the independent auditors.

7.	Establish policies and procedures for the engagement of the independent auditors to provide permissible non-audit services, which shall include pre-approval of any permissible non-audit services to be provided by the independent auditors.

8.	On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

9.	Review the independent auditors audit plan engagement letter - discuss scope, staffing, locations, reliance upon management and internal auditor and general audit approach.

10.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

11.	Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

ii

Legal Compliance

12.	On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

13.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

14.	Establish procedures for handling complaints regarding accounting, internal accounting controls, and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

15.	Provide oversight of the Company's implementation of its Code of Business Conduct.

16.	Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

17.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

iii

ANNUAL MEETING OF STOCKHOLDERS OF
ROCK OF AGES CORPORATION
CLASS A COMMON STOCK
June 22, 2004
Please date, sign and mail
your proxy card in the
envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CLASS A COMMON STOCK

ROCK OF AGES CORPORATION

Proxy Solicited by the Board of Directors Annual Meeting of Stockholders - June 22, 2004

The undersigned hereby appoints each of Kurt M. Swenson and Richard C. Kimball as proxies, each with the full power to appoint a substitute, to represent and to vote, as designated on the reverse side, all shares of Class A Common Stock of Rock of Ages Corporation, a Delaware corporation (the "Company"), the undersigned may be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders to be held on June 22, 2004 and any adjournment or postponement thereof (the "Meeting"). In their discretion, such proxies are authorized to vote upon such other business as may properly come before the Meeting, the election of an alternative person to serve as a director if for any reason any of James L. Fox, Douglas M. Schair and Charles M. Waite is unable to or will not serve, and other matters incident to the conduct of the Meeting. This proxy revokes all prior proxies given by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of James L. Fox, Douglas M. Schair and Charles M. Waite as directors and FOR ratification of the selection of KPMG LLP as the independent auditors of the Company for fiscal 2004. Additionally, this proxy will be voted in the discretion of the proxies named above upon such other business as may properly come before the Meeting, the election of an alternative person to serve as a director if for any reason any of James L. Fox, Douglas M. Schair and Charles M. Waite is unable to or will not serve, and other matters incident to the conduct of the Meeting. The undersigned acknowledges receipt of the Company's definitive Proxy Statement in connection with the Meeting, the related Notice of Annual Meeting of Stockholders and the Company's 2003 Annual Report.

(continued - to be dated and signed on reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

ROCK OF AGES CORPORATION

CLASS A COMMON STOCK June 22, 2004

MAIL -Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE -Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions.
Have your proxy card available when you call.

- OR -

INTERNET -Access "www.voteproxy.com" and
follow the on-screen instructions. Have your proxy card available when you access the web page.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF
ROCK OF AGES CORPORATION
CLASS B COMMON STOCK
June 22, 2004
Please date, sign and mail
your proxy card in the
envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CLASS B COMMON STOCK

ROCK OF AGES CORPORATION

Proxy Solicited by the Board of Directors Annual Meeting of Stockholders - June 22, 2004

The undersigned hereby appoints each of Kurt M. Swenson and Richard C. Kimball as proxies, each with the full power to appoint a substitute, to represent and to vote, as designated on the reverse side, all shares of Class B Common Stock of Rock of Ages Corporation, a Delaware corporation (the "Company"), the undersigned may be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders to be held on June 22, 2004 and any adjournment or postponement thereof (the "Meeting"). In their discretion, such proxies are authorized to vote upon such other business as may properly come before the Meeting, the election of an alternative person to serve as a director if for any reason any of James L. Fox, Douglas M. Schair and Charles M. Waite is unable to or will not serve, and other matters incident to the conduct of the Meeting. This proxy revokes all prior proxies given by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of James L. Fox, Douglas M. Schair and Charles M. Waite as directors and FOR ratification of the selection of KPMG LLP as the independent auditors of the Company for fiscal 2004. Additionally, this proxy will be voted in the discretion of the proxies named above upon such other business as may properly come before the Meeting, the election of an alternative person to serve as a director if for any reason any of James L. Fox, Douglas M. Schair and Charles M. Waite is unable to or will not serve, and other matters incident to the conduct of the Meeting. The undersigned acknowledges receipt of the Company's definitive Proxy Statement in connection with the Meeting, the related Notice of Annual Meeting of Stockholders and the Company's 2003 Annual Report.

(continued - to be dated and signed on reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

ROCK OF AGES CORPORATION

CLASS B COMMON STOCK June 22, 2004

MAIL -Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE -Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions.
Have your proxy card available when you call.

- OR -

INTERNET -Access "www.voteproxy.com" and
follow the on-screen instructions. Have your proxy card available when you access the web page.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.